UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 7, 2017
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2017, Gain Capital Group, LLC ("GAIN"), a subsidiary of GAIN Capital Holdings, Inc., entered into an Asset Purchase Agreement (the "Purchase Agreement") with Forex Capital Markets L.L.C. ("FXCM"). Pursuant to the terms of the Purchase Agreement, FXCM will transfer substantially all of its U.S.-domiciled customer accounts to GAIN.

In consideration of the transfer of these accounts, GAIN will pay FXCM, without duplication:

•	$500 per account for each transferred account that first executes a new trade with GAIN during the 76-day period immediately following the closing of the account transfer (the "Initial Period"); and

•
$250 per account for each transferred account that (i) did not execute a new trade with GAIN during the Initial Period and (ii) executes a new trade with GAIN during the 77-day period immediately following the last day of the Initial Period.

The closing of the transactions contemplated by the Purchase Agreement will take place on a date mutually agreed by GAIN and FXCM and is subject to the satisfaction of customary closing conditions, including the receipt of required regulatory approvals. The Purchase Agreement contains customary representations, warranties, covenants and indemnities. The performance of FXCM's obligations under the Purchase Agreement are guaranteed by its ultimate parent company, FXCM Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 10, 2017

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego Rotsztain
Name:	Diego Rotsztain
Title:	EVP and General Counsel